                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Investor Relations:                             Media Relations:
Jocelyn Lynds                                   Beth Morrissey
978-589-8672                                    978-589-8579
jlynds@sonusnet.com                             bmorrissey@sonusnet.com

                 SONUS NETWORKS ANNOUNCES REDUCTION IN WORKFORCE

WESTFORD, MASS., AUGUST 8, 2002 - Sonus Networks (Nasdaq: SONS) today announced that as part of its ongoing cost reduction initiatives in the currently challenging telecommunications environment, the Company is reducing its worldwide workforce, presently 492 employees, by approximately 85 personnel or 17%.

In connection with the workforce reduction, the Company expects to record a restructuring charge of approximately $3 million in Q3 FY2002, primarily representing severance expenses and charges associated with excess facilities.

"While these workforce reductions are difficult for all involved, today's actions reflect one of our key priorities - preserving the financial strength of our business," said Hassan Ahmed, president and CEO, Sonus Networks. "We remain committed to delivering technologies and solutions that lead the industry, broadening our customer base, and providing our customers with unmatched service and support."

CONFERENCE CALL INFORMATION

Sonus Networks will host a conference call and webcast for investors on Thursday, August 8, beginning at 4:45 pm EDT. Sonus' president and CEO Hassan Ahmed and CFO Steve Nill will provide brief comments on today's news, followed by an opportunity for investors to ask questions. To listen via telephone, please call 1-800-774-8574 or 1-212-896-6100. To listen via the Internet, visit the Sonus Networks Investor Site at http://www.sonusnet.com/investor.cfm.

A telephone playback of the call will be available following the conference and can be accessed by calling 1-800-633-8284 or 1-402-977-9140. The reservation number for the replay is 20816147. The telephone playback will be available through Thursday, August 22, 2002. The webcast will be available on the Sonus Networks Investor Relations site through Thursday, August 22, 2002. To access the replay of the webcast, visit http://www.sonusnet.com/investor.cfm.

                                   -- more --

ABOUT SONUS NETWORKS

Sonus Networks, Inc., is a leading provider of packet voice infrastructure products for the new public network. With its Open Services Architecture(TM)
(OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking, residential access and Centrex, tandem switching, and IP voice termination, as well as enhanced services. Sonus' award-winning voice infrastructure solutions, including media gateways, softswitches and network management systems, are deployed in service provider networks worldwide. Sonus, founded in 1997, is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Sonus' Quarterly Report on Form 10-Q, dated May 10, 2002 and filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These risk factors include, among others, the adverse effect of recent developments in the telecommunications industry, the weakened financial position of many emerging service providers, Sonus' ability to grow its customer base, dependence on new product offerings, market acceptance of its products, rapid technological and market change and manufacturing and sourcing risks.

                                      # # #

OPEN SERVICES ARCHITECTURE IS A TRADEMARK OF SONUS NETWORKS. ALL OTHER TRADEMARKS, SERVICE MARKS, REGISTERED TRADEMARKS, OR REGISTERED SERVICE MARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.